 Exhibit 5.1

GREENBERG TRAURIG, LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, New York 10166

January 27, 2012

Advaxis, Inc.
305 College Road East
Princeton, New Jersey 08540

Dear Sirs:

We are acting as counsel to Advaxis, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed on January 27, 2012 (as it may be amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), covering (i) 8,215,690 shares of common stock issuable upon conversion of the principal amount of the Company’s original discount convertible promissory notes (the “Notes”) and (ii) 4,682,940 shares of common stock issuable upon exercise of the Company’s warrants to purchase common stock (the “Warrants”), which are being registered in connection with the proposed sale of the shares of common stock by the selling stockholders listed therein.

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing, and the laws of the State of Delaware, we are of the opinion that the shares of common stock included in the Registration Statement, when so issued upon (i) such conversion in accordance with the terms and conditions of the Notes and (ii) such exercise in accordance with the terms and conditions of the Warrants, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP